                                                                    EXHIBIT 99.1

-----------------------------------------------------------------------------
Mitchell Simmons                      Corey Olfert
24/7 Media                            Fleishman-Hillard
212-231-7916                          213-489-8253
mitchell.simmons@247media.com         olfertc@fleishman.com
-----------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:

                       24/7 MEDIA ACQUIRES WEBSITE RESULTS
     ACQUISITION PROVIDES CLIENTS WITH COMPLEMENTARY ADVERTISING CHANNEL AND
                            INCREASED ONLINE TRAFFIC

   INTERNET MARKETING TECHNOLOGIES FIRM IS EXPECTED TO ACCELERATE 24/7 MEDIA'S
                            PROFITABILITY TO Q4 2001


NEW YORK - August 24, 2000 - 24/7 Media (Nasdaq: TFSM), one of the largest global interactive media and technology solutions companies, announced today the purchase of Website Results, an Internet marketing technologies company that delivers high volumes of targeted, cost-effective consumer and business traffic, through an all stock transaction valued at $95 million.

      As a business-to-business marketing solution, Website Results broadens 24/7 Media's suite of technology based interactive marketing solutions. This service targets Web sites and direct marketers that wish to drive incremental traffic with demonstrated high conversion rates, and offers clients effective and measurable results through its suite of proprietary applications.

      Website Results is the leading Internet marketing infrastructure company in delivering high volumes of targeted, cost-effective consumer and business traffic to client websites from queries performed on the major Internet search engines. The company's proprietary and highly scalable applications, delivered through an application service provider (ASP) platform, serve over 200 clients including some of the largest, most recognizable companies on the Internet, including eBay, E*TRADE and fogdog.com.

      "Website Results brings another dynamic Internet marketing solution to our advertisers and our network of Web sites," said David J. Moore, 24/7 Media's CEO. "This addition to 24/7 Media's already comprehensive suite of marketing and technology solutions will help our advertisers and our network of Web sites generate incremental, highly qualified page views. Financially, it adds a high margin, incremental revenue stream, and, most importantly, the acquisition is accretive, thereby accelerating our drive to profitability."

      Douglas C. Wagner, president of Website Results, said, "We are excited to become part of the 24/7 Media family. With 24/7 Media's proven leadership in the interactive marketing and technology industry and its enormous global reach, we will be able to offer our services to a much broader audience overnight."

ABOUT 24/7 MEDIA, INC.

24/7 Media Inc. is a leading global provider of end-to-end interactive technology and marketing solutions and services for Web publishers, online advertisers, advertising agencies, e-marketers and e-commerce merchants. 24/7 Media provides a comprehensive suite of media and technology products and services that enable these client groups to attract and retain customers worldwide, and to reap the benefits of interactive and other electronic media. Our solutions include advertising and direct marketing sales, ad serving, promotions, email list management, email list brokerage, email delivery, data analysis, loyalty marketing and convergence solutions, all delivered from our industry-leading data and technology platforms. Our 24/7 Connect ad serving technology solutions are designed specifically for the demands and needs of advertisers and agencies, Web publishers and e-commerce merchants. Based in New York, 24/7 Media Inc. has offices in 51 cities in 28 countries. For more information, please visit www.247media.com.


SAFE HARBOR STATEMENT

Caution concerning forward-looking statements: This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in the most recent quarterly report and other filings with the Securities and Exchange Commission made by the companies named herein. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: the risk that the 24/7 Media and Website Results businesses will not be integrated successfully, the potential for impairment of relationships with employees or customers or others in the Internet industry, the costs related to the merger, the inability of the companies to realize synergies or other anticipated benefits of the merger, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Media and Website Results. None of the companies named herein are under any obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #